ESCROW AGREEMENT

THIS AGREEMENT made as of the 2 day of August, 2007.

AMONG:

COUNTERPATH SOLUTIONS, INC., a Nevada corporation, with an address at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, V7X 1M3

(the "**Company**")

AND:

OWEN MATTHEWS, an individual resident in Victoria, British Columbia

("**Matthews**")

AND:

WESLEY CLOVER CORPORATION, a Newfoundland and Labrador Corporation, with an address at 555 Legget Drive, Suite 534 - Tower B, Kanata, Ontario, K2K 2X3

("**Wesley Clover**")

(Matthews and Wesley Clover are collectively referred to herein as the "**Shareholders**")

AND:

CLARK WILSON LLP of 800 – 885 Georgia Street W., Vancouver, British Columbia, Canada V6C 3H1

(the "**Escrow Agent**")

WITNESS THAT WHEREAS:

A. The Company and Wesley Clover have entered into a subscription agreement, dated as of the date hereof, pursuant to which Wesley Clover has agreed to subscribe for, and the Company has agreed to issue and deliver, 8,750,000 shares of the Company's common stock ("**Common Shares**") having an aggregate purchase price of $3.5 million (the "**Subscription Agreement**");

B. The Company and the Shareholders wish to appoint the Escrow Agent to accept, hold and deliver, pursuant to the terms of this Agreement, 3,250,000 Common Shares registered in the

name of Matthews (the "**Escrowed Shares**") to secure the obligations of Wesley Clover under the Subscription Agreement; and

C. The Company and the Shareholders have agreed that the Escrowed Shares will be held by the Escrow Agent and released only in accordance with this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. INTERPRETATION

1.1 In this Agreement:

(a) the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b) all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires;

(c) when the context hereof makes it possible, the word "person" includes in its meaning any firm and any body corporate or politic; and

(d) capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Subscription Agreement.

2. DEPOSIT INTO ESCROW

2.1 Matthews will, or will instruct the Company to, upon which the Company will, deliver (i) the Escrowed Shares, and (ii) a stock power of attorney (the "**POA**") in the form specified by the Company's transfer agent to the Escrow Agent and the Escrow Agent will hold the Escrowed Shares and the POA in escrow subject to the terms and conditions of this Agreement. The Escrow Agent shall acknowledge receipt of the Escrowed Shares and the POA in writing upon the receipt thereof.

3. ESCROW PROVISIONS

3.1 The Company and the Shareholders hereby direct the Escrow Agent to retain the Escrowed Shares and the POA and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2 The Escrow Agent will hold the Escrowed Shares and the POA in escrow and will, unless prohibited by an order of a court of competent jurisdiction, release from escrow and deliver the Escrowed Shares and the POA to Matthews, or as directed by Matthews, forthwith upon the completion of the Subscription by Wesley Clover, or a designee of Wesley Closer, in accordance with the terms and conditions of the Subscription Agreement; provided, that in the event that Wesley Clover, or a designee of Wesley Clover, fails to complete any Subscription Instalment and such

failure constitutes a breach of the Subscription Agreement that is not cured within five (5) business days of the applicable Subscription Date, then all of the Escrowed Shares and the POA will be released from escrow and delivered to the Company for cancellation.

3.3 The Escrow Agent is authorized by each of the Company and the Shareholders to make the deliveries required by Section 3.2 of this Agreement and shall rely solely upon a joint written confirmation from the Company and the Shareholders as to whether the subscriptions contemplated by the Subscription Agreement have been completed.

4. ESCROW AGENT

4.1 In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2 Except for acts of gross negligence or wilful misconduct, each of the Company and the Shareholders agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof.

4.3 In case proceedings should hereafter be taken in any court respecting any of the Escrowed Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Clause 4.2 against its costs of such proceedings.

4.4 The Escrow Agent will have no responsibility in respect of loss of any of the Escrowed Shares or the POA except the duty to exercise such care in the safekeeping thereof as it would exercise if the Escrowed Shares and the POA belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5 The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Escrowed Shares and the POA as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Escrowed Shares or the POA or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

4.6 In the event that any of the Escrowed Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.7 Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.8 If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold all or any of the Escrowed Shares until the lawful determination of the issue between the parties hereto.

4.9 If written notice of protest is made by any of the Company and/or the Shareholders to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold all or any of the Escrowed Shares and the POA until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.10 The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days' notice thereof to the Company and the Shareholders. The Company and the Shareholders may terminate the Escrow Agent by giving not less than five (5) days' notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Company and the Shareholders may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days' notice period deliver the Escrowed Shares and the POA to the new escrow agent to be named by the Company and the Shareholders.

4.11 Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Company and the Shareholders.

4.12 Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the Company and/or the Shareholders, this Agreement or any matters arising

thereto, the Escrow Agent may in its sole discretion deliver and interplead all or any of the Escrowed Shares and the POA into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

5. FEES

5.1 The Company will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

6. GENERAL

6.1 Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

6.2 This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

6.3 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

6.4 This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

6.5 Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a) If to the Company:

Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, British Columbia
Canada V7X 1M3

Attention:	Donovan Jones
Telephone:	604.320.3344
Facsimile:	604.320.3399

(b) If to Matthews:

c/o NewHeights Software Corporation
1006 Government Street
Victoria, British Columbia
Canada V8W 1X7

Attention:	Owen Matthews
Telephone:	250.380.0584
Facsimile:	250.380.0404

(c) If to Wesley Clover:

Wesley Clover Corporation
555 Legget Drive, Suite 534 - Tower B
Kanata, Ontario K2K 2X3

Attention:	Jose Medeiros
Telephone:	613.271.6305
Facsimile:	613.271.9810

(d) If to the Escrow Agent:

Clark Wilson LLP
800 – 885 Georgia St W
Vancouver, British Columbia
Canada V6C 3H1

Attention:	Virgil Z. Hlus
Telephone:	604.891.7707
Facsimile:	604.687.6314

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.6 Time is of the essence of this Agreement.

6.7 It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

6.8 This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

COUNTERPATH SOLUTIONS, INC.

Per: ______________________________

Name: Donovan Jones
Title: Chief Operating Officer

OWEN MATTHEWS

Per: ______________________________

WITNESS:

____
Name:

WESLEY CLOVER CORPORATION

Per: ______________________________

Name: Jose Medeiros
Title: President and Chief Operating Officer

CLARK WILSON LLP

Per: ______________________________

Name: ____________________
Title: Partner

WILLIAM L. MacDONALD
Barrister & Solicitor
800 - 885 WEST GEORGIA STREET
VANCOUVER, B.C. V6C 3H1
TELEPH:ONE (604) 687-5700

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

COUNTERPATH SOLUTIONS, INC.

Per: ______________________
Name: Donovan Jones
Title: Chief Operating Officer

OWEN MATTHEWS

Per: ______________________

WITNESS:

____
Name:

WESLEY CLOVER CORPORATION

Per: ______________________
Name: Jose Medeiros
Title: President and Chief Operating Officer

CLARK WILSON LLP

Per: ______________________
Name: ______________
Title: Partner